      As filed with the Securities and Exchange Commission on December 30, 1996

                                             Registration No. 33-__________
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EMERALD ISLE BANCORP, INC.
                (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                      6036                04-3300934
    (State or other jurisdiction (Primary standard industrial (I.R.S. employer of incorporation or organization) classification code number) identification
                                                                   Number)


                                  730 HANCOCK STREET
                             QUINCY, MASSACHUSETTS 02170
                                    (617) 479-5001
                 (Address, including zip code and telephone number,
               including area code, of registrant's executive offices)

                               ANNE H. STOSSEL, ESQUIRE
                           ROCHE, CARENS & DEGIACOMO, P.C.
                                    99 HIGH STREET
                             BOSTON, MASSACHUSETTS 02110
                                    (617) 451-9300
               (Name, address including zip code, and telephone number,
                      including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:  [   ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:  [   ]

If delivery of this prospectus is expected to be made pursuant to Rule 434,
please check the following box:  [   ]

                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------

Title of shares to be        Amount to be        Proposed maximum              Proposed maximum              Amount of
    registered                registered         offering price per       aggregate offering price        registration fee
                                                      share(1)                      (1)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par             287,755               $19.375                  $5,575,253                       $1,689.46
   value $1.00
---------------------------------------------------------------------------------------------------------------------------


    (1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457 under the Securities Act of 1933, upon the high and low prices reported in the NASDAQ National Market System for shares of Emerald Isle Bancorp, Inc. common stock as of December 27, 1996.

--------------------------------------------------------------------------------
Page 1 of 22 pages                         Exhibit Index at Sequential Page 16

PROSPECTUS

                              EMERALD ISLE BANCORP, INC.

            AUTOMATIC DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

                            287,755 Shares of Common Stock

This Prospectus relates to 287,755 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Emerald Isle Bancorp, Inc. (the "Company"), being offered hereby to the shareholders of the Company in connection with the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). The Plan provides shareholders with a convenient and economical method of increasing their equity ownership in the company by investing cash dividends in additional shares of Common Stock, without payment of any brokerage commission or service fee.

A shareholder who elects to participate in the Plan may (i) have cash dividends paid by the Company on all of the shares held by such shareholder automatically reinvested in newly issued shares of Common Stock at the then current market price of the shares and/or (ii) invest optional cash payments, in newly issued shares of Common Stock in an amount per calendar quarter between $50 and $5,000. The price of shares of Common Stock purchased with optional cash payments will be the then current market price.

This Prospectus relates to shares of Common Stock of the Company registered for purchase under the Plan.

       PARTICIPANTS SHOULD RETAIN THIS OFFERING CIRCULAR FOR FUTURE REFERENCE.

                                   _______________

              THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
              PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE
                                   _______________



                   The date of this Prospectus is December 30, 1996

                                AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the following SEC Regional Offices: 7 World Trade Center, Suite 1300, New York, NY 10048; 1401 Brickell Avenue, Suite 200, Miami, FL 33131; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661; 1801 California Street, Suite 4800, Denver, CO 80202; and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, CA 90036. Copies of such material may also be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, filed with the SEC by the Company, are incorporated in and made a part of this Prospectus by reference:

         (a) The Annual Report of The Hibernia Savings Bank for the year ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

         (c) The Company's Form S-8 Registration Statement filed with the SEC on November 4, 1996.

         (d) The Company's form 8-K Current Report filed with the SEC on October 11, 1996.

         (e) The Company's Form 8-A Registration Statement filed with the SEC on August 9, 1996, including the description of the Company's Common Stock contained in such Registration Statement.

         (f) The Proxy Statement of The Hibernia Savings Bank dated March 15, 1996.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON SUCH PERSON'S WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:

                              EMERALD ISLE BANCORP, INC.
                                  730 HANCOCK STREET
                             QUINCY, MASSACHUSETTS 02170
                       ATTENTION:  GERARD F. LINSKEY, TREASURER

                              EMERALD ISLE BANCORP, INC.

    The Company is a bank holding company incorporated under the laws of the Commonwealth of Massachusetts in January, 1996, and is registered under the Bank Holding Company Act of 1956, as amended. The Company is the holding company for The Hibernia Savings Bank (the "Bank") and was organized at the direction of the Bank for the purpose of becoming the Bank's holding company. The Bank is a stockholder owned, Massachusetts chartered savings bank.

    The Company and the Bank are headquartered in Quincy, Massachusetts. The Bank conducts a general commercial and full-service retail banking business in Quincy and in its branch offices. The Bank's deposit accounts are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation to a maximum of $100,000 for each insured depositor. The Bank is also subject to supervision and regulation by the Board of Governors of the Federal Reserve System and the Massachusetts Division of Banks. There are also various requirements and restrictions under the laws of the United States of America and the Commonwealth of Massachusetts which affect the operations of the Bank. These laws include usury requirements, restrictions relating to investments and other requirements.

    The executive offices of the Company and the Bank are located at 730
Hancock Street, Quincy, Massachusetts 02170. The Bank's main office is 731 Hancock Street, Quincy, Massachusetts. The Bank maintains branch offices at 101 Federal Street, Boston, Massachusetts, 65 Franklin Street, Quincy, Massachusetts, 1150 Washington Street, Weymouth, Massachusetts, 274 Main Street, Hingham, Massachusetts, 397 Washington Street, Stoughton, Massachusetts and at Quincy High School, Quincy, Massachusetts. The Bank maintains loan centers at 730 Hancock Street, Quincy, Massachusetts, 731 Hancock Street, Quincy, Massachusetts and 51 Commercial Street, Braintree, Massachusetts.

                         AUTOMATIC DIVIDEND REINVESTMENT AND
                              COMMON STOCK PURCHASE PLAN

                                       THE PLAN

    The Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") is set forth in a question and answer format.

    The Company hereby offers participation in the Plan. The Plan provides holders of record of shares of Common Stock with a convenient and economical method of investing cash dividends plus optional cash payments in additional shares of Common Stock without payment of any brokerage commission or service fee. Any holder of record of shares of Common Stock is eligible to join the Plan.

    Each participant in the Plan may:

    (a) Have cash dividends on all of his or her shares automatically reinvested in newly issued shares of Common Stock at the then current market price of the shares, and/or;

    (b) Invest optional cash payments in newly issued shares of Common Stock at the then current market price in any amount per calendar quarter from a minimum of $50 to a maximum of $5,000.

    The price per share of Common Stock purchased through the Plan will be the closing bid price as quoted on the NASDAQ National Market System on the last business day of the month in which the Company receives the Participant's funds, or on the Dividend Investment Date as is applicable. If there is no quoted bid price in the shares of Common Stock on the NASDAQ National Market System on the applicable date, the purchase price per share shall be determined by the Company on the basis of such market information as it shall deem appropriate.

    Shareholders who do not choose to participate in the Plan will continue to receive cash dividends, as declared, by check in the usual manner.

    The following is a question and answer statement of the provisions of the Plan.

                                       PURPOSE

    1.   What is the purpose of the Plan?

    The purpose of the Plan is to provide each eligible shareholder, as defined by Question 5 below ("Participant" or collectively "Participants"), with an economical and convenient method of investing cash dividends and optional cash payments in shares of Common Stock of the Company without payment of any brokerage commission or service charge. Shares of Common Stock purchased through the Plan by Participants will be acquired directly from the Company rather than on the open market. The proceeds from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes.

                                      ADVANTAGES

    2.   What are the advantages to shareholders of participating in the Plan?

    (a) Shares purchased through the Plan will be priced at the then current market price.

    (b) Shareholders are not required to pay any commission or service charge in connection with purchases under the Plan.

    (c) The Plan provides Participants with the two investment options discussed under Question 3 below.

    (d) Participants' funds will be fully invested under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to Participant's accounts.

    (c) Mellon Securities Transfer Services will provide each Participant with a statement of account each time a transaction occurs which changes Participant's balances.

                               INVESTMENT ALTERNATIVES

    3.   What are the two investment alternatives available to Participants?

    Each Participant may:

    (a) Automatically invest the dividends on all his or her full and fractional shares of Common Stock and may make optional cash payments for newly issued shares of Common Stock; and/or,

    (b) Invest optional cash payments in newly issued shares of Common Stock and receive all dividends in cash on full and fractional shares owned by the Participant.

                                    ADMINISTRATION

    4.   Who administers the Plan for the Participants?

    Gerard F. Linskey, the Treasurer of the Company, will serve as Plan Administrator and Chase Mellon Shareholder Securities Transfer Services will serve as the Transfer Agent.

                                     PARTICIPATION

    5.   Who is eligible to participate in the Plan?

    All holders of record of Common Stock are eligible to participate fully in the Plan. If Common Stock of a shareholder is registered in a name other than that of the shareholder (E.G., in the name of a broker or bank nominee), the shareholder who wants to participate in the Plan must either make appropriate arrangements for the nominee to participate in the Plan, or the shareholder must become a shareholder of record by having his or her shares transferred to the shareholder's own name.

                 PROCEDURES RELATING TO PARTICIPATION BY SHAREHOLDERS

    6.   How does a shareholder participate?

    A shareholder may join the Plan at any time by completing the Shareholder Authorization Form and returning it to the Company. Those shareholders who do not wish to participate in the Plan will continue to receive cash dividends at such times as dividends are paid to all shareholders.

    A shareholder may obtain a Shareholder Authorization Form at any time by writing to:

                             Gerard F. Linskey, Treasurer
                              Emerald Isle Bancorp, Inc.
                                  730 Hancock Street
                                  Quincy, MA  02170

or by calling Mr. Linskey at (617) 479-5001.

    7.   What does the Shareholder Authorization Form provide?

    The Shareholder Authorization Form allows each Participant to decide the extent to which he or she wants to participate in the Plan through either of the following investment options:

    (a) "Dividend Reinvestment" directs the Company to invest in accordance with the Plan all of a Participant's dividends on all shares of Common Stock then or subsequently registered in a Participant's name, and permits a Participant to make optional cash payments for the purchase of additional shares in accordance with the Plan.

    (b) "Optional Cash Purchases Only" permits a Participant to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan. All cash dividends on full and fractional shares will be remitted to the Participant.

    8. How may a Participant change his or her method of participating in the Plan?

    A Participant may change his or her method of participating in the Plan at any time be completing a Shareholder Authorization Form and returning it to:

                             Gerard F. Linskey, Treasurer
                              Emerald Isle Bancorp, Inc.
                                  730 Hancock Street
                                  Quincy, MA  02170

    9.   When will dividends be invested?

    Cash dividends on Common Stock will most likely be paid by the Company on a quarterly basis. The dividend investment date for each dividend declared will be the same date as the dividend payment date fixed by the Board of Directors of the Company (the "Dividend Investment Date"). Of course, there can be no assurances that any dividends will be paid by the Company in the future.

    If the Shareholder Authorization form signed by a shareholder entitled to a dividend is received by the Plan Administrator on or before the record date for the next dividend payment, additional shares of Common Stock will be purchased for the shareholder on that Dividend Investment Date. If the Shareholder Authorization Form is received by the Plan Administrator after the record date for the dividend payment, then the reinvestment of dividends will not begin until the next applicable Dividend Investment Date.

                                OPTIONAL CASH PAYMENTS

    10.  Who is eligible to make optional cash payments?

    Shareholders who have submitted a signed Shareholder Authorization Form, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash payments.

    11.  To what extent may a shareholder make optional cash payments?

    The opportunity to make cash payments is available to each shareholder and is available under each of the Plan's investment options. A shareholder may make optional cash payments each calendar quarter totaling between $50 and $5,000.

    The Company will return optional cash payments submitted by a shareholder to the extent that the aggregate optional cash payments exceed the minimum amount permitted or if any payment is less than $50. The same amount of money need not be invested each quarter. There is no obligation to use, nor any penalty for not using, the optional cash payment feature of the Plan.

    12.  How does the "Optional Cash Purchases Only" investment option operate?

    If a shareholder chooses to participate by making optional cash payments only, the Company will pay cash dividends on all shares registered in the shareholder's account in the usual manner and will apply any optional cash payments received from the shareholder to the purchase of additional shares of Common Stock for the shareholder's account in the Plan. The Company will pay future cash dividends on shares in the Plan purchased pursuant to the "Optional Cash Purchases Only" feature of the Plan to the shareholder in the usual manner in which cash dividends are paid on Common Stock.

    An initial optional payment may be made by a shareholder when enrolling by enclosing a check with the Shareholder Authorization Form; thereafter optional cash payments may be invested by submitting a check. Checks should be made payable to Emerald Isle Bancorp, Inc.

    13.  When will optional cash payments received by the Company be invested?

    When stock is to be purchased using only optional cash payments, payments must be received at least two (2) business days prior to the investment date. The investment date will be the first business day of each month.

                                      PURCHASES

    14.  How many shares of Common Stock will be purchased for shareholders?

    The number of shares to be purchased depends upon the amount of the shareholder's dividends reinvested, the amount of any optional cash payments and the purchase price of shares of Common Stock as determined in accordance with Question 15. Each shareholder's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount to be invested, divided by the applicable purchase price of each share.

    15. What will be the price of shares of Common Stock purchased under the Plan?

    The price of shares of Common Stock purchased for shareholders through the Plan with dividends paid on Common Stock, including dividends on the shares of Common Stock credited to the shareholder's accounts, or with optional cash payments under the Plan will be the closing bid price as quoted on the NASDAQ National Market System on the last business day of the month during which the Company receives the Participant's funds, or on the Dividend Investment Date, as is applicable. If there is no quoted bid price in the shares of Common Stock on the NASDAQ National Market System, the purchase price per share shall be determined by the Company on the basis of such market information as it shall deem appropriate.

                                        COSTS

    16. Are there any expenses to Participants in connection with purchases under the Plan?

    No, there are no service charges. All costs of administration of the Plan are paid by the Company.

                               CERTIFICATES FOR SHARES

    17. Will stock certificates be automatically issued for shares of Common Stock purchased?

    No, the number of shares credited to an account under the Plan will be shown on the Participant's statement of account.

    A certificate for the number of shares up to the number of all full shares credited to an account under the Plan will be issued at any time during the calendar year upon the written request of a Participant. This request should be mailed to:

                             Gerard F. Linskey, Treasurer
                              Emerald Isle Bancorp, Inc.
                                  730 Hancock Street
                                  Quincy, MA  02170

    Shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge shares must request that certificates for such shares be issued in his or her name.

    Certificates for fractional shares will be not be issued under any circumstances.

    18. In whose name will accounts be maintained and certificates registered when issued?

    Accounts for each Participant will be maintained by the Transfer Agent in the Participant's name as shown on the Company's records at the time the Participant enters the Plan (the "account name"). When issued, certificates for full shares will be registered in the account name.

   CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL FROM PARTICIPATION

    19. When will a Participant's request to change his or her method of participation become effective?

    Any changes in a Participant's method of participation in the dividend reinvestment feature of the Plan will become effective as of an upcoming Dividend Investment Date if written notice of such intention is received by the Company on or before the record date for that dividend payment.

    20.  May a Participant withdraw from the Plan?

    Yes. The Plan is entirely voluntary and a Participant may request to withdraw from the Plan at any time.

    21.  How does a Participant withdraw from the Plan?

    In order to withdraw from the Plan, a Participant must notify the Plan Administrator in writing that he or she wishes to withdraw. Written notice should be addressed to Gerard F. Linskey, Treasurer, Emerald Isle Bancorp, Inc., 730 Hancock Street, Quincy, MA 02170. When a Participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for full shares credited to a Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

    If the request to withdraw is received on or after the record date for a dividend, any cash dividend paid on that Dividend Payment Date will be reinvested in Common Stock and credited to the Participant's account in accordance with the Participant's previous instructions under the Plan. Any optional cash payment sent to the Company prior to the request to withdraw will be invested in Common Stock in accordance with the Plan.

    The request to withdraw will then be processed as promptly as possible following such date. Thereafter, all dividends will be paid in cash to the Participant. A Participant my re-enroll in the Plan at any time.

    22. What happens to a fraction of a share when a Participant withdraws from the Plan?

    When a Participant withdraws from the Plan, a cash adjustment representing any fraction of a share will be mailed to the Participant. The cash payment will be based upon the closing bid price per share for shares of Common Stock on the NASDAQ National Market System on the business day that the withdrawal request is received by the Company. If shares of Common Stock are not traded on such date, such market price as the Company shall deem appropriate shall be used.

                                        VOTING

    23. How will Participant's shares held under the Plan be voted at meetings of shareholders?

    Each Participant will receive a single proxy card covering those shares of Common Stock credited to his or her account under the Plan and those shares registered in the Participant's name that are not within the Plan. If the proxy card is returned properly signed and marked for voting, all of the shares will be voted as marked. The total number of full shares held may be voted in person at shareholders' meetings.

    If a proxy card is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item, all of the Participant's shares will be voted (to the extent legally permissible) in accordance with the recommendations of the Board of Directors of the

Company. If the proxy card is not returned, or if it is returned unsigned or improperly signed, none of the Participant's shares covered by such proxy card will be voted unless the Participant or his or her duly appointed representative votes in person at the meeting. These procedures are consistent with the actions taken with respect to shareholders who are not participating in the Plan.

                                        TAXES

    24. What are the federal income tax consequences of participation in the Plan?

    A Participant in the Plan electing the dividend reinvestment option will be treated for federal income tax purposes as receiving a distribution in an amount equal to 100% of the fair market value on the Dividend Investment Date of all full and fractional shares credited to the Participant. The distribution will be taxable as a dividend. The tax basis of the shares will be an amount equal to their fair market value on the Dividend Investment Date. The Company intends to determine and report the distribution amount on the basis that the fair market value per share of Common Stock issued pursuant to the reinvestment option is the closing bid price as quoted on the NASDAQ National Market System on the Dividend Investment Date or on the basis of such market quotations as the Company shall deem appropriate, if shares of Common Stock are not traded on the Dividend Investment Date.

    The holding period for Common Stock credited to a Participant's account pursuant to a dividend reinvestment option will begin on the day following the Dividend Investment Date.

    The holding period for Common Stock credited to a Participant's account pursuant to the optional cash payment provisions will begin on the day following the Company's receipt of funds.

    A Participant will not realize any taxable income upon receipt of certificates for whole shares which have been credited to the Participant's account, whether received upon the Participant's request, or upon termination of participation in the Plan, or upon termination of the Plan.

    A Participant will realize gain or loss when Common Stock acquired pursuant to the Plan is sold or exchanged. The amount of such gain or loss will be the difference between the amount which the Participant receives for the shares and the tax basis of the stock.

    Eligible shareholders who are considering participating in the Plan are urged to consult with their own tax advisors prior to joining the Plan. The Company provides no tax advice or related services.

                                  OTHER INFORMATION

    25.  May the Plan be changed or discontinued?

    While the Company presently intends to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension or modification will be sent to participating shareholders. Should the Company decide to terminate the Plan, it will provide participating shareholders with at least thirty (30) days notice of such action.

    26. What is the responsibility of the Company and the Transfer Agent under the Plan?

    The Company and the Transfer Agent will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon a Participant's death prior to receipt of notice in writing of such death.

    The Participant should recognize that neither the Company nor the Transfer Agent can assure the Participant of a profit or protect him or her against a loss on the shares purchased under the Plan. An investment in Shares of Common Stock is, as are all equity investments, subject to significant market fluctuations.

    27.  Who interprets and regulates the Plan?

    The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. The Plan will be governed by the laws of the Commonwealth of Massachusetts, except to the extent that federal law shall be deemed to apply.

                                    LEGAL OPINION

    The validity of the shares of the Common Stock being offered hereby has been passed upon for the Company by Roche, Carens & DeGiacomo, P.C., 99 High Street, Boston, Massachusetts 02110.

                                       EXPERTS

    The consolidated financial statements of the Hibernia Savings Bank as of December 31, 1995 incorporated by reference herein and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 67 of Chapter 156B of the General Laws of Massachusetts provides that directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan may be indemnified against liability to the extent specified by the articles of organization, a by-law adopted by the stockholders, or by a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. This indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or such other organization, or no longer serves with respect to any such employee benefit plan.

    The By-laws of the Company provide that Officers and Directors shall, and in the discretion of the Board of Directors, non-officer employees may, be indemnified by the Company against expenses arising out of service for, or on behalf of the Company. The By-laws provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interest of the Company. The By-laws of the Company provide that the indemnification in the By-laws does not limit any other right to indemnification existing independently of the By-laws.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.


TABLE OF CONTENTS
                                                           PAGE

Available Information                                        1
Incorporation of Certain Documents
  by Reference                                               1
Emerald Isle Bancorp, Inc. Automatic
 Dividend Reinvestment and Common
 Stock Purchase Plan                                         2
Legal Opinion                                                9
Indemnification of Officers and Directors                    9



EMERALD ISLE BANCORP, INC.


    287,755 SHARES
    COMMON STOCK

 (PAR VALUE $1.00 PER SHARE)


PROSPECTUS


FOR STOCK TO BE ISSUED UNDER THE AUTOMATIC DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN




DECEMBER 30, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

              *SEC registration fee                        $1,700
              *Printing and Word-processing                 1,000
              *Legal fees and expenses                      7,500
              *Accounting fees and expenses                 2,500
              *Blue Sky filing fees and expenses              500
                                                           ------
               Total                                      $13,200

*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 67 of Chapter 156B of the General Laws of Massachusetts sets forth the circumstances under which directors, officers, employees and other agents of a corporation may be indemnified against liability which they may incur in such capacities.

SECTION 67    INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

    No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

    The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

ITEM 16.  EXHIBITS

    The exhibits filed as part of this Registration Statement are as follows:

Exhibit            Description
-------            -----------

4.1                Emerald Isle Bancorp, Inc. Automatic Dividend
                   Reinvestment and Common Stock Purchase Plan is set forth in full in the Prospectus, to which reference is made

4.2                Shareholder Authorization Form

5                  Opinion of Roche, Carens & DeGiacomo, P.C.
                   regarding the legality of the securities being registered hereby (with consent)

23                 Consent of Arthur Andersen LLP

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on December 23, 1996.

                                                 EMERALD ISLE BANCORP, INC.

                                                 By:  /s/ Mark A. Osborne
                                                 Mark A. Osborne, President
                                                 duly authorized

Pursuant to the requirements of The Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                             Title                    Date
----------                             -----                    ----

/s/  Mark A. Osborne         President and Director        December 23, 1996
Mark A. Osborne

/s/ Richard S. Straczynski   Executive Vice President      December 23, 1996
Richard S. Straczynski

/s/  Gerard F. Linskey
Gerard F. Linskey            Treasurer                     December 23, 1996

/s/  Douglas C. Purdy        Clerk and Director            December 23, 1996
Douglas C. Purdy

/s/  Richard P. Quincy       Director                      December 23, 1996
Richard P. Quincy

/s/  Peter L. Maguire        Director                      December 23, 1996
Peter L. Maguire

/s/ John V. Murphy           Director                      December 23, 1996
John V. Murphy

/s/ Thomas P. Moore, Jr.     Director                      December 23, 1996
Thomas P. Moore, Jr.

/s/ Michael T. Putziger      Director                      December 23, 1996
Michael T. Putziger

                                  INDEX TO EXHIBITS

                                                                Sequential
Exhibit  Description                                            Page Number
-------  -----------                                            -----------

4.1      The Emerald Isle Bancorp, Inc. Automatic Dividend           --
         Reinvestment and Common Stock Purchase Plan is set forth in full in the Prospectus, to which reference is made.

4.2      Shareholder Authorization Form                              18

5        Opinion of Roche, Carens & DeGiacomo, P.C.                  20
         regarding the legality of the securities being registered hereby (with consent)

23       Consent of Arthur Andersen LLP                              22